Contact:	Susannah Robinson
Director, Investor Relations
617-342-6129 susannah_robinson@cabot-corp.com

CABOT ANNOUNCES FIRST QUARTER FISCAL YEAR 2010 OPERATING RESULTS
Strong earnings performance from higher sales, robust unit margins and delivery of restructuring savings

BOSTON (January 27, 2010)-  Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2010.

Key Highlights
▪	Quarterly volumes increased 20-25% over first quarter 2009 as demand continued to improve in key end markets

▪	Announced restructuring savings have been captured, achieving more than $80 million of fixed cost savings on a full year run rate

▪	Emerging markets have experienced fastest recovery, continue to represent a growing portion of total company revenue

▪	Income from continuing operations improved by more than $40 million compared to the first quarter of 2009

(In millions, except per share amounts)	First Fiscal Quarter
	2010	2009
Net sales	$679	$652
Net income attributable to Cabot Corporation	$29	$4
Diluted earnings per share from continuing operations	$0.44	$0.06
Less: Certain items per share	$(0.21)	$(0.02)
Adjusted earnings per share	$0.65	$0.08

For the first quarter of fiscal 2010, the Company reported net income of $29 million ($0.44 per diluted common share).  Adjusted EPS was income of $0.65 per common share, excluding $0.21 per common share of certain items principally related to restructuring charges.  When compared to the first quarter of fiscal 2009, results benefited from: i) higher volumes ($40 million), ii) lower fixed costs from restructuring savings ($20 million), iii) replenishment of inventory levels due to higher volumes ($15 million) and a weaker dollar ($5 million).  Further benefiting results was the absence of high cost inventory effects experienced in the first quarter of 2009 that did not occur in 2010.  These positive factors were partially offset by an unfavorable $3 million contract lag and LIFO impact related to our carbon black businesses for the first quarter of fiscal 2010 compared to a $42 million benefit in the first quarter of fiscal 2009.  Sequentially, profitability benefited from lower costs due to restructuring, favorable utilization variances, a weaker dollar and lower unfavorable contract lag and LIFO effects.  Details of the Company’s financial results and certain items are provided in the accompanying tables.

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “We are very pleased with our results, as we are performing at pre-downturn earnings levels despite lower sales volumes.  Our ability to maintain unit margins through the downturn and the early delivery of our restructuring savings were critical to this performance.  During the quarter, we experienced continued improvement in our key end markets worldwide with emerging markets seeing the fastest growth.  We also sustained our solid cash and balance sheet positions despite an increase in working capital that resulted from higher demand.”

Prevost continued, “Through the economic crisis we maintained focus on the long-term, including the commissioning of a 150,000 metric ton expansion at our carbon black facility in Tianjin, China last September and the recent announcement of our intention to triple fumed silica capacity at our facility in Jiangxi, China.  Our intent to grow in emerging markets is a key strategic driver that will benefit results now and in the future.”

Financial Detail
Segment Results
Core Segment-  First quarter fiscal 2010 profitability in the Rubber Blacks Business increased by $18 million when compared to the same quarter of fiscal 2009 from 24% higher volumes, lower fixed costs from restructuring savings and favorable utilization variances.  Additionally, unfavorable high cost inventory effects in the first quarter of fiscal 2009 did not reoccur in fiscal 2010.  These factors were partially offset by an unfavorable contract lag and LIFO impact of $3 million compared to a $32 million benefit in the first quarter of 2009.  Volumes in China increased by 76% over the first quarter of fiscal 2009, while South America increased by 33%, Southeast Asia by 21%, North America by 17% and Europe, Middle East, Africa by 3%.  Sequentially, profitability increased by $26 million from higher volumes, lower fixed costs and a lower unfavorable contract lag impact.  Volumes increased by 2% globally when compared to the fourth quarter of fiscal 2009 as end markets continued to improve.

First quarter fiscal 2010 profitability in the Supermetals Business increased by $2 million compared to the same quarter of fiscal 2009 principally due to lower raw material costs.  When compared to the fourth quarter of fiscal 2009, profitability increased by $5 million from significantly higher volumes and lower costs.  The Supermetals Business continues to focus on cash generation and during the first quarter of fiscal 2010 generated $11 million in cash from a combination of improved operating results and working capital reductions.

Performance Segment-  First quarter fiscal 2010 profitability in the Performance Segment increased by $31 million when compared to the same quarter of fiscal 2009.  The increase was driven by significantly higher volumes, lower fixed costs and favorable utilization variances.  Partially offsetting these factors was a $10 million LIFO benefit in the first quarter of fiscal 2009 that did not reoccur in fiscal 2010.  Volumes increased by 24% in Performance Products and by 19% in Fumed Metal Oxides when compared to the first fiscal quarter of 2009.  Sequentially, despite seasonally lower volumes, profitability increased by $6 million driven by lower fixed costs and solid unit margins.  When compared to the fourth quarter of fiscal 2009, volumes were down 2% in Performance Products and 9% in Fumed Metal Oxides.

New Business Segment-  First quarter fiscal 2010 revenues in the New Business Segment were slightly below revenues in both the first and fourth quarters of fiscal 2009.   Solid revenues in Inkjet Colorants were offset by a decline in the Aerogel business due to uneven order patterns.  The improvement in cash generation that began in fiscal 2009 was sustained through the first quarter of fiscal 2010.

Specialty Fluids Segment-  Profitability in the Specialty Fluids Segment for the first quarter of fiscal 2010 increased by $1 million when compared to both the first and fourth quarters of fiscal 2009.  Business performance benefited from higher margin rental revenue and a favorable service mix.

Cash Performance-  The Company ended the first quarter of fiscal 2010 with a cash balance of $242 million.  Working capital increased by $104 million from the impact of rising feedstock costs and higher sales demand on our inventory and accounts receivable balances.  Capital expenditures for the first quarter of fiscal 2010 were $13 million.

Taxes-  During the first quarter of fiscal 2010, the Company recorded a tax provision of $11 million.  The operating tax rate for the quarter was approximately 27%.

Outlook
Commenting on the outlook for the Company, Prevost said, “Our key end markets are showing continued signs of recovery which bodes well for the future. Given that we are seeing demand stabilize around current levels, a full recovery to pre-downturn volumes may occur at a more moderate pace.  Our restructuring work is yielding benefits, recently completed energy investments will begin to show results in 2010 and our emerging market investments will enable growth in the coming years.  In summary, we have weathered the economic downturn with a strong balance sheet and are confident we will deliver on our long-term financial goals.”

Forward-Looking Statements-  This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future (including our expectations concerning the annualized fixed cost savings we expect from our restructuring initiative and demand for our products), strategy for growth, market position, and expected financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Explanation of Terms Used-  When explaining factors affecting our performance, we use several terms. The term “LIFO benefit” or “LIFO impact” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out method, compared to the older costs that would have been included in COGS under a first-in first-out method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”).  The LIFO impact for the first quarter of fiscal 2010 was a favorable $2 million and is comprised of a $3 million favorable liquidation impact partially offset by a $1 million unfavorable COGS impact.  The LIFO impact for the first quarter of fiscal 2009 was a $20 million benefit and was comprised entirely of COGS impact.  The term “contract lag” refers to the time lag of the price adjustments in certain of our rubber blacks supply contracts to account for changes in feedstock costs and, in some cases, changes in other relevant costs.

Use of Non-GAAP Financial Measures-  The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”).   Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures.  Both EPS and adjusted EPS are calculated on a diluted share basis.  In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS.  Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates, and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income, dividend income and unallocated corporate costs. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company.  Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments.  We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance.  A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments.  The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

First Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2009	2008

Net sales and other operating revenues	$679	$652

Cost of sales	543	560

Gross profit	136	92

Selling and administrative expenses	67	56
Research and technical expenses	18	18
Income from operations	51	18

Other income and expense
Interest and dividend income	-	1
Interest expense	(9)	(9)
Other income (expense)	-	(9)
Total other income and expense	(9)	(17)

Income from continuing operations before income taxes, equity in net income
of affiliated companies and noncontrolling interests	42	1
Provision for income taxes	(11)	(1)
Equity in net income of affiliated companies, net of tax	3	2

Net income	$34	$2
Net income (loss) attributable to noncontrolling interests, net of tax	5	(2)
Net income attributable to Cabot Corporation	$29	$4

Diluted earnings per share of common stock
Net income attributable to Cabot Corporation (A)	$0.44	$0.06
Weighted average common shares outstanding
Diluted	64	63

(A)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

First Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2009	2008

SALES

Core Segment	$441	$444
Rubber blacks	396	399
Supermetals	45	45
Performance Segment	184	157
Performance products	122	105
Fumed metal oxides	62	52
New Business Segment	17	18
Inkjet colorants	14	13
Aerogel	2	4
Superior MicroPowders	1	1
Specialty Fluids Segment	15	15
Segment sales	657	634
Unallocated and other (A),	22	18
Net sales and other operating revenues	$679	$652
SEGMENT PROFIT (LOSS)
Core Segment	$47	$27
Rubber blacks	42	24
Supermetals	5	3
Performance Segment	34	3
New Business Segment	(3)	(3)
Specialty Fluids Segment	5	4
Total Segment Profit (B)	83	31

Interest expense	(9)	(9)
Certain items (C)	(17)	(2)
Unallocated corporate costs	(11)	(7)
General unallocated expense (D)	(1)	(10)
Less: Equity in net income of affiliated companies, net of tax	(3)	(2)

Income from continuing operations before income taxes, equity in net income of affiliated companies and noncontrolling interests	42	1

Provision for income taxes	(11)	(1)
Equity in net income of affiliated companies, net of tax	3	2
Net income	$34	$2
Net income (loss) attributable to noncontrolling interests, net of tax	5	(2)
Net income attributable to Cabot Corporation	$29	$4

Diluted earnings per share of common stock
Net income attributable to Cabot Corporation (E)	$0.44	$0.06
Weighted average common shares outstanding

Diluted	64	63

(A)	Unallocated and other reflects royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(B)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(D)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.

(E)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

First Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED FINANCIAL POSITION

	December 31,	September 30,
	2009	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$242	$304
Short-term marketable securities	1	1
Accounts and notes receivable, net of reserve for doubtful accounts of $6 and $6	507	452
Inventories:
Raw materials	121	118
Work in process	41	44
Finished goods	184	165
Other	30	31
Total inventories	376	358
Prepaid expenses and other current assets	63	53
Deferred income taxes	32	32
Total current assets	1,221	1,200

Investments:
Equity affiliates	58	60
Long-term marketable securities and cost investments	1	1
Total investments	59	61

Property, plant and equipment	2,991	3,000
Accumulated depreciation and amortization	(2,003)	(1,988)
Net property, plant and equipment	988	1,012

Other assets:
Goodwill	36	37
Intangible assets, net of accumulated amortization of $11 and $11	2	2
Assets held for rent	41	43
Deferred income taxes	238	235
Other assets	85	86
Total other assets	402	403

Total assets	$2,670	$2,676

First Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED FINANCIAL POSITION

	December 31,	September 30,
	2009	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$30	$29
Accounts payable and accrued liabilities	376	407
Income taxes payable	34	31
Deferred income taxes	5	5
Current portion of long-term debt	6	5
Total current liabilities	451	477

Long-term debt	622	623
Deferred income taxes	11	11
Other liabilities	325	328

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,398,194 and 65,401,485 shares	65	65
Outstanding: 65,305,864 and 65,309,155 shares
Less cost of 92,330 and 92,330 shares of common treasury stock	(2)	(2)
Additional paid-in capital	25	18
Retained earnings	1,035	1,018
Deferred employee benefits	(24)	(25)
Accumulated other comprehensive income	56	60
Total Cabot Corporation stockholders' equity	1,155	1,134
Noncontrolling interests	106	103
Total equity	1,261	1,237
Total liabilities and equity	$2,670	$2,676

CABOT CORPORATION

	Fiscal 2009					Fiscal 2010
In millions, except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$444	$295	$310	$377	$1,426	$441				$441
Rubber blacks	399	272	272	343	1,286	396				396
Supermetals	45	23	38	34	140	45				45
Performance Segment	157	132	149	183	621	184				184
Performance products	105	90	98	118	411	122				122
Fumed metal oxides	52	42	51	65	210	62				62
New Business Segment	18	16	14	19	67	17				17
Inkjet colorants	13	9	10	14	46	14				14
Aerogel	4	5	2	4	15	2				2
Superior MicroPowders	1	2	2	1	6	1				1
Specialty Fluids Segment	15	11	19	14	59	15				15
Segment Sales	634	454	492	593	2,173	657				657
Unallocated and other (A)	18	16	19	17	70	22				22

Net sales and other operating revenues	$652	$470	$511	$610	$2,243	$679				$679

Segment Profit (Loss)
Core Segment	$27	$(24)	$14	$16	$33	$47				$47
Rubber blacks	24	(17)	11	16	34	42				42
Supermetals	3	(7)	3	-	(1)	5				5
Performance Segment	3	(1)	10	28	40	34				34
New Business Segment	(3)	(1)	(4)	(2)	(10)	(3)				(3)
Specialty Fluids Segment	4	4	9	4	21	5				5
Total Segment Profit (Loss) (B)	31	(22)	29	46	84	83				83

Interest expense	(9)	(8)	(6)	(7)	(30)	(9)				(9)
Certain items (C)	(2)	(46)	(19)	(36)	(103)	(17)				(17)
Unallocated corporate costs	(7)	(8)	(7)	(6)	(28)	(11)				(11)
General unallocated expense (D)	(10)	(7)	1	(4)	(20)	(1)				(1)
Less: Equity in net income of affiliated companies, net of tax	(2)	-	-	(3)	(5)	(3)				(3)

Income (loss) before income taxes, equity in net income of affiliated companies and noncontrolling interests	1	(91)	(2)	(10)	(102)	42				42
(Provision) benefit for income taxes	(1)	31	(7)	(1)	22	(11)				(11)
Equity in net income of affiliated companies, net of tax	2	-	-	3	5	3				3

Income (loss) from continuing operations	2	(60)	(9)	(8)	(75)	34				34

Loss from discontinued operations, net of tax (E)	-	-	-	-	-	-				-

Net income (loss)	2	(60)	(9)	(8)	(75)	34				34

Net income (loss) attributable to noncontrolling interests, net of tax	(2)	(2)	3	3	2	5				5

Net income (loss) attributable to Cabot Corporation	$4	$(58)	$(12)	$(11)	$(77)	$29				$29

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation

Continuing operations (F)	$0.06	$(0.93)	$(0.18)	$(0.18)	$(1.24)	$0.44				$0.44

Discontinued operations (E), (F)	-	-	(0.01)	-	(0.01)	-				-
Net income (loss) attributable to Cabot Corporation (F)	$0.06	$(0.93)	$(0.19)	$(0.18)	$(1.25)	$0.44				$0.44

Weighted average common shares outstanding
Diluted	63	63	63	64	63	64				64

(A)	Unallocated and other reflects royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.
(B)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(D)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.
(E)	Amounts relate to legal settlements in connection with our discontinued operations.

(F)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

First Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2009	2009	2008	2008
	$	per share(A)	$	per share(A)

Certain items before income taxes

Environmental reserves	$(1)	$(0.01)	$-	$-

Recovery of previously impaired investment	$1	$0.01

Long-lived asset impairment (B)	(2)	(0.02)	-	-

Restructuring initiatives:

- 2008 Global	-	-	(2)	(0.02)
- 2009 Global	(15)	(0.19)	-	-
- North America	-	-	(1)	(0.01)
- Europe (C)	-	-	1	0.01
Total certain items	(17)	(0.21)	(2)	(0.02)
Tax impact of certain items	4	-	1	-
Total certain items, after tax	(13)	(0.21)	(1)	(0.02)

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2009	2008

Statement of Operations Line Item

Cost of sales	$(8)	$(1)
Selling and administrative expenses	(9)	(1)
Research and technical expenses	-	-

Total certain items	$(17)	$(2)

NON-GAAP MEASURE:
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2009	2008
	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Diluted EPS	$0.44	$0.06
Total certain items	(0.21)	(0.02)
Adjusted EPS	$0.65	$0.08

(A)	Per share amounts are calculated after tax.
(B)	Land related to former carbon black site.
(C)	Amount relates to former carbon black facilities.